Exhibit 99.2

Marketing Agent Services Agreement

This Marketing Agent Services Agreement (the “Agreement”) is entered into and effective as of December 11, 2020 (the “Effective Date”) by and among:

1.

ALPS Distributors, Inc., a corporation incorporated in the State of Colorado, a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority, Inc. (“ALPS”); and

2.	Goldman Sachs Asset Management, L.P., a registered investment adviser organized in the State of Delaware and the sponsor of the Trust (the “Sponsor”).

The Sponsor and ALPS each may be referred to individually as a “Party” or collectively as “Parties.”

1.	Definitions; Interpretation

1.1.    As used in this Agreement, the following terms have the following meanings:

(a)    “Action” means any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any Person (including any Government Authority).

(b)    “Affiliate” means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person and “control” of a Person means: (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that Person or (ii) the right to control the appointment of the board of directors or analogous governing body, management or executive officers of that Person.

(c)    “ALPS Associates” means ALPS and each of its Affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns.

(d)    “ALPS Property” means all hardware, software, source code, data, report designs, spreadsheet formulas, information gathering or reporting techniques, know-how, technology and all other property commonly referred to as intellectual property used by ALPS in connection with its performance of the Services.

(e)    “Authorized Participant” means a firm that has entered into an Authorized Participant Agreement with respect to Purchase Orders and Redemption Orders for Baskets.

(f)    “Authorized Participant Agreement” means an Authorized Participant Agreement, including the order procedures incorporated therein, among an Authorized Participant, the Trustee and the Sponsor authorizing the Authorized Participant to submit Purchase Orders and Redemption Orders for Baskets.

(g)    “Basket” means each aggregate amount of at least 25,000 Shares of the Trust.

(h)    “Business Day” means a day other than a Saturday or Sunday on which the New York Stock Exchange is open for business.

(i)    “Claim” means any Action arising out of the subject matter of, or in any way related to, this Agreement, its formation or the Services.

(j)    “Client Data” means all data of the Sponsor (including data related to securities trades and other transaction data, investment returns, issue descriptions, and Market Data provided by the Trust or Sponsor and all output and derivatives thereof) necessary to enable ALPS to perform the Services, excluding ALPS Property.

(k)    “Confidential Information” means any information about the Sponsor, the Trust or ALPS, including this Agreement, except for information that (i) is or becomes part of the public domain without breach of this Agreement by the receiving Party, (ii) was rightfully acquired from a third party, or is developed independently, by the receiving Party without the use of any Confidential Information, or (iii) is generally known by Persons in the technology, securities, or financial services industries.

(l)    “Data Supplier” means a supplier of Market Data.

(m)    “Exchange Act” mean the Securities Exchange Act of 1934, as amended.

(n)    “FINRA” means the Financial Industry Regulatory Authority, Inc.

(o)     “Governing Documents” means the constitutional documents of an entity and, with respect to the Trust, the Trust Agreement, all minutes of meetings of the board of directors or analogous governing body and of shareholders meetings, Prospectuses, offering memorandum, subscription materials, board or committee charters, policies and procedures, investment advisory agreements, other material agreements, and other disclosure or operational documents utilized by the Trust in connection with its operations, the offering of any of its securities or interests to investors, all as amended from time to time.

(p)    “Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.

(q)    “Law” means statutes, rules, regulations, interpretations and orders of any Government Authority.

(r)    “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, reasonable attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind, to the extent permitted to be recovered under applicable Law. The fees of reputable counsel shall be deemed reasonable.

(s)    “Market Data” means third party market and reference data, including pricing, valuation, security master, corporate action and related data.

(t)    “Person” means any natural person or corporate or unincorporated entity or organization and that person’s personal representatives, successors and permitted assigns.

(u)    “Prospectus” means the current prospectus of the Trust included in its effective registration statement, as supplemented or amended from time to time.

(v)    “Purchase Orders” means orders submitted by an Authorized Participant for the purchase of Baskets.

(w)    “Redemption Orders” means orders submitted by an Authorized Participant for the redemption of Baskets.

(x)    “Sales Materials” means all sales literature and advertisements with respect to the Trust and submitted to ALPS by the Sponsor for approval.

(y)    “SEC” means the United States Securities and Exchange Commission.

(z)    “Services” means the services listed in Schedule A.

(aa)    “Shares” means the equity securities representing an interest in the assets of the Trust issued or redeemed by the Trust from time to time.

(bb)     “Third Party Claim” means a Claim brought against ALPS by any Person other than the Sponsor or any ALPS Associate.

(cc)    “Trust” means the Perth Mint Physical Gold ETF created under New York law pursuant to the Trust Agreement.

(dd)    “Trust Agreement” means a Depository Trust Agreement among the Trustee and the Sponsor, as it may be amended from time to time.

(ee)    “Trustee” means The Bank of New York Mellon.

1.2.    Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings ascribed thereto.

1.3.    Section and Schedule headings shall not affect the interpretation of this Agreement. This Agreement includes the schedules and appendices hereto. In the event of a conflict between this Agreement and such schedules or appendices, the former shall control.

1.4.    Words in the singular include the plural and words in the plural include the singular. The words “including,” “includes,” “included” and “include”, when used, are deemed to be followed by the words “without limitation.”

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Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein” and “hereunder” and words of analogous import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.5.    The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Agreement, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. The Parties have mutually negotiated the terms hereof and there shall be no presumption of law relating to the interpretation of contracts against the drafter.

2.	Services and Fees

2.1.    Subject to the terms of this Agreement, ALPS will perform the Services set forth in Schedule A for the Sponsor. ALPS shall be under no duty or obligation to perform any service except as specifically listed in Schedule A or take any other action except as specifically listed in Schedule A or this Agreement, and no other duties or obligations, including, valuation related, fiduciary or analogous duties or obligations, shall be implied. The Sponsor’s requests to change the Services, including those necessitated by a change to the Governing Documents of the Trust or a change in applicable Law, will only be binding on ALPS when they are reflected in an amendment to Schedule A.

2.2.    The Sponsor agrees to pay the fees, charges and expenses set forth in Schedule B and subject to the terms of this Agreement.

2.3.    In carrying out its duties and obligations pursuant to this Agreement, some or all Services may be delegated by ALPS to one or more of its Affiliates (each such Affiliate, a “Delegate”). If ALPS delegates any Services, (i) such delegation shall not relieve ALPS of its duties and obligations under this Agreement, and ALPS shall be responsible for all acts of any such Delegate taken in furtherance of this Agreement to the same extent it would be for its own acts, (ii) in respect of Personal Data, such delegation shall be subject to a written agreement obliging the Delegate to comply with the relevant delegated duties and obligations of ALPS, and (iii) ALPS will identify in writing to the Sponsor such Delegates and the Services delegated prior to delegating such Services and will update the Sponsor when making any changes in sufficient detail to enable the Sponsor to object to a particular arrangement.

3.	Responsibilities

3.1.    The Sponsor shall provide to ALPS (i) the current Prospectus for the Trust, (ii) any relevant policies and procedures adopted by the Sponsor or the Trust or its service providers that are applicable to the services provided by ALPS, and (iii) any other documents or information reasonably requested by ALPS in order to perform the Services and its duties and obligations hereunder.

3.2.    The Services, including any services that involve specified reporting requested by the Sponsor, are provided by ALPS as a support function to the Sponsor and are not intended to satisfy the Trust’s compliance with Law.

3.3.    The Sponsor is exclusively responsible for ensuring that it complies with Law and the Trust’s Governing Documents. It is the Sponsor’s responsibility to provide ALPS with all reasonably requested final Trust Governing Documents as of the Effective Date, unless such Trust Governing Documents are available in publicly-available SEC filings. The Sponsor will notify ALPS in writing of any changes to the Trust’s Governing Documents that may materially impact the Services and/or that affect the Trust’s Creation Orders and Redemption Orders. ALPS is not responsible for monitoring compliance by the Trust or the Sponsor with (i) Law, (ii) its respective Governing Documents or (iii) any investment restrictions that do not impact ALPS’ role with respect to the review and approval of Creation Orders and Redemption Orders.

3.4.    In the event that Market Data is supplied to or through ALPS Associates in connection with the Services, the Market Data is proprietary to Data Suppliers and is provided on a limited internal-use license basis. Market Data may: (i) only be used by the Sponsor in connection with the Services and (ii) not be disseminated by the Sponsor or used to populate internal systems in lieu of obtaining a data license. Access to and delivery of Market Data is dependent on the Data Suppliers and may be interrupted or discontinued with or without notice. Notwithstanding anything in this Agreement to the contrary, ALPS shall not be liable to the Sponsor or any other Person for any Losses with respect to Market Data, reliance by ALPS Associates or the Sponsor on Market Data or the provision of Market Data in connection with this Agreement.

3.5.    The Sponsor shall deliver, or cause to be delivered, to ALPS, all Client Data.

3.6.    Notwithstanding anything in this Agreement to the contrary, so long as they act in good faith, ALPS Associates shall be entitled to rely on the authenticity, completeness and accuracy of any and all information and communications of whatever nature received by ALPS Associates in connection with the performance of the Services and ALPS’ duties and obligations hereunder, without further enquiry or liability.

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3.7.    Notwithstanding anything in this Agreement to the contrary, if ALPS is in doubt as to any action it should or should not take in its provision of Services, ALPS Associates may request directions, advice or instructions from the Sponsor.

3.8.    ADI will not be responsible or liable for any untrue statement of a material fact or omission of a material fact required to be stated or necessary in order to make the statements not misleading in any Prospectus or Sales Materials , except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of ALPS.

4.	Term

4.1.    The initial term of this Agreement will commence on the Effective Date through 2 years from such Effective Date (“Initial Term”). Thereafter, this Agreement will remain in effect until terminated by either Party in accordance with Article 5.

5.	Termination

5.1.    After the Initial Term, this Agreement may be terminated by either Party, without the payment of any penalty, upon no less than 90 days’ written notice to the non-terminating Party.

5.2.    ALPS or the Sponsor also may, by written notice to the other, terminate this Agreement if the other Party breaches any material term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within 30 calendar days after the non-breaching Party gives the other Party written notice of such breach.

5.3.    This Agreement shall automatically terminate, without notice or the need for any action on the part of any Party, if a Party or the Trust (i) liquidates, terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or analogous authority, or (iii) becomes subject to any bankruptcy, insolvency or analogous proceeding.

5.4.    Upon delivery of a termination notice, ALPS shall continue to provide the Services up to the effective date of the termination notice; thereafter, ALPS shall have no obligation to perform any services of any type unless and to the extent set forth in an amendment to Schedule A executed by ALPS. In addition, ALPS shall provide exit assistance by promptly supplying requested Client Data to the Sponsor or any other Person(s) designated by it, in formats already prepared in the course of providing the Services. In the event that the Sponsor wishes to retain ALPS to perform additional transition or related post-termination services, including providing data and reports in new formats, the Sponsor and ALPS shall agree in writing to the additional services and related fees and expenses in an amendment to Schedule A and/or Schedule B, as appropriate. For the avoidance of doubt, ALPS shall be entitled to any and all fees accrued pursuant to this Agreement through the effective date of the termination notice and to be reimbursed for any associated expenses incurred prior to the effective date of the termination notice, in each case in accordance with the terms set forth in Schedule B.

5.5.    Termination of this Agreement shall not affect: (i) any liabilities or obligations of any Party arising before such termination (including payment of fees and expenses) or (ii) any damages or other remedies to which a Party may be entitled for breach of this Agreement or otherwise. Sections 2.2., 6, 8, 9, 10, 11, 12 and 13 of this Agreement shall survive the termination of this Agreement. To the extent any services that are Services are performed by ALPS for the Sponsor after the termination of this Agreement all of the provisions of this Agreement except Schedule A shall survive the termination of this Agreement for so long as those services are performed.

6.	Limitation of Liability and Indemnification

6.1.    Notwithstanding anything in this Agreement to the contrary, ALPS Associates shall not be liable to the Sponsor for any action or inaction of any ALPS Associate except to the extent of direct Losses finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’s duties or obligations under this Agreement. Under no circumstances shall ALPS Associates be liable to the Sponsor for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. The Sponsor shall indemnify, defend and hold harmless ALPS Associates from and against Losses (including legal fees and costs to enforce this provision) that ALPS Associates suffer, incur, or pay as a result of any Third Party Claim or Claim among the Parties.

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Any expenses (including legal fees and costs) incurred by ALPS Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by the Sponsor on a quarterly basis prior to the final disposition of such matter upon receipt by the Sponsor of an undertaking by ALPS to repay such amount if it shall be determined that an ALPS Associate is not entitled to be indemnified. The maximum amount of cumulative liability of ALPS Associates to the Sponsor for Losses arising out of the subject matter of, or in any way related to, this Agreement shall not exceed the fees paid by that the Sponsor to ALPS under this Agreement for the most recent 12 months immediately preceding the date of the event giving rise to the Claim.

7.	Representations and Warranties

7.1.    Each Party represents and warrants to each other Party that:

(a)    It is a legal entity duly created, validly existing and in good standing under the Law of the jurisdiction in which it is created, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement.

(b)    Save for access to and delivery of Market Data that is dependent on Data Suppliers and may be interrupted or discontinued with or without notice, it has all necessary legal power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement and will comply in all material respects with all Law to which it may be subject, and to the best of its knowledge and belief, it is not subject to any Action that would prevent it from performing its duties and obligations under this Agreement.

(c)    It has all necessary legal power and authority to enter into this Agreement, the execution of which has been duly authorized and will not violate the terms of any other agreement.

(d)    The Person signing on its behalf has the authority to contractually bind it to the terms and conditions in this Agreement and that this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

7.2.    The Sponsor represents and warrants to ALPS that: (i) it has actual authority to provide instructions and directions and that all such instructions and directions are consistent with the Governing Documents of the Trust; (ii) it is registered with the SEC as an investment adviser; (iii) it is empowered under Law and by its Governing Documents to enter into and perform this Agreement; and (iv) it will promptly notify ALPS of (1) any Action against it and (2) changes (or pending changes) in applicable Law with respect to the Sponsor and the Trust, in each case, that would materially affect ALPS’ ability to render the Services.

7.3.    ALPS represents and warrants to the Sponsor that: (i) it has conducted, and is conducting, its business in compliance in all material respects with all applicable Laws and has obtained all regulatory approvals necessary to carry on its business as now conducted; (ii) it is empowered under Law and by its Governing Documents to enter into and perform this Agreement; and (iii) it is registered as a broker-dealer with the SEC under the Exchange Act and is a member of FINRA, and agrees to comply in all material respects with applicable Laws in connection with the performance of the Services to the Sponsor hereunder, including, without limitation, the rules and regulations of FINRA, and to promptly notify the Sponsor in the event that it is suspended or expelled from FINRA or has received notice from a Governmental Authority of a violation of Law by any ALPS Associate in connection with the provision of the Services to the Sponsor hereunder.

8.	Client Data

8.1.    The Sponsor (i) will provide or ensure that other Persons provide all Client Data to ALPS in an electronic format that is acceptable to ALPS (or as otherwise agreed in writing) and (ii) confirm that each has the right to so share such Client Data with ALPS. As between ALPS and the Sponsor, all Client Data shall remain the property of the Sponsor. Client Data shall not be used or disclosed by ALPS other than in connection with providing the Services and as permitted under Section 11.2. ALPS shall be permitted to act upon written instructions from the Sponsor with respect to the disclosure or disposition of Client Data related to the Sponsor and/or the Trust, but may refuse act upon such instructions where it doubts, in good faith, the authenticity or authority of such instructions.

8.2.    ALPS shall maintain and store all Client Data used in the official books and records of the Sponsor and/or the Trust, as the case may be, for a rolling period of 7 years starting from the Effective Date, or such longer period as required by applicable Law or its internal policies.

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9.	Data Protection

9.1.    From time to time and in connection with the Services, ALPS may obtain access to certain personal data from the Sponsor or from Authorized Participants. Personal data relating to the Sponsor and its Affiliates, members, shareholders, directors, officers, partners, employees and agents and of the Authorized Participants will be processed by and on behalf of ALPS. The Sponsor consents to the transmission and processing of such data outside the jurisdiction governing this Agreement in accordance with applicable Law, provided that the disclosure of such data is subject to the confidentiality restrictions set forth in this Agreement.

10.	ALPS Property

10.1.    ALPS Property is and shall remain the property of ALPS or, when applicable, its Affiliates or suppliers. Neither the Sponsor, the Trust nor any other Person shall acquire any license or right to use, sell, disclose, or otherwise exploit or benefit in any manner from, any ALPS Property, except as specifically set forth herein.

11.	Confidentiality

11.1.    Each Party shall not at any time disclose to any Person any Confidential Information concerning the business, affairs, customers, clients or suppliers of the other Party or its Affiliates, except as permitted by this Section 11.

11.2.    Each Party may disclose the other Party’s Confidential Information:

(a)

In the case of the Sponsor, to each of its Affiliates, members, shareholders, directors, officers, partners, employees and agents (“Sponsor Representative”) who need to know such information for the purpose of carrying out its duties under, or receiving the benefits of or enforcing, this Agreement. The Sponsor shall ensure compliance by Sponsor Representatives with Section 11.1.

(b)

In the case of ALPS, to the Sponsor, the Trust and each ALPS Associate, Sponsor Representative, Authorized Participant or Trustee who needs to know such information for the purpose of carrying out ALPS’s duties under or enforcing this Agreement. ALPS shall ensure compliance by ALPS Associates with Section 11.1 but shall not be responsible for such compliance by any other Person listed in this Section 11.2(b).

(c)

As may be required by Law or pursuant to legal process; provided that the disclosing Party (i) where reasonably practicable and to the extent legally permissible, provides the other Party with prompt written notice of the required disclosure so that the other Party may seek a protective order or take other analogous action, (ii) discloses no more of the other Party’s Confidential Information than reasonably necessary and (iii) reasonably cooperates with actions of the other Party in seeking to protect its Confidential Information at that Party’s expense.

11.3.    Neither Party shall use the other Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement. Each Party may retain a record of the other Party’s Confidential Information for the longer of (i) 7 years or (ii) as required by Law or its internal policies.

11.4.    ALPS’s ultimate parent company, the Sponsor and the Trust are all subject to U.S. federal and state securities Law and each respective entity may make disclosures as it deems necessary to comply with such Law. ALPS shall have no obligation to use Confidential Information of, or data obtained with respect to, any other client of ALPS in connection with the Services. ALPS hereby acknowledges that the Trust and the Sponsor are required to file this Agreement with the SEC and agrees that this Agreement and the terms contained herein shall be public.

11.5.    Upon the prior written consent of the Sponsor, ALPS shall have the right to identify the Trust or the Sponsor in connection with its marketing agent-related activities and in its marketing materials as a client of ALPS. Upon the prior written consent of ALPS, the Sponsor and the Trust shall have the right to identify ALPS and to describe the Services and the material terms of this Agreement in the Sales Materials and offering documents of the Trust. This Agreement shall not prohibit ALPS from using any Trust or Sponsor data (including Client Data) in tracking and reporting on ALPS’s clients generally or making public statements about such subjects as its business or industry; provided that neither the Trust nor the Sponsor is named in such public statements without its prior written consent. If the Services include the distribution by ALPS of notices or Prospectuses to Authorized Participants, ALPS may, upon advance notice to the Sponsor and/or the Trust, include reasonable notices describing those terms of this Agreement relating to ALPS and its liability and the limitations thereon; if Authorized Participant notices are not sent by ALPS but rather by the Trust or some other Person, the Trust and Sponsor will reasonably cooperate with any

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request by ALPS to include such notices. The Sponsor shall not, in any communications with any Person, whether oral or written, make any representations stating or implying that ALPS is acting as a fiduciary, principal underwriter, investment adviser, tax preparer or advisor, custodian or bailee with respect to the Trust, Sponsor or any of their respective assets, investors or customers.

12.	Notices

12.1.    Except as otherwise provided herein, all notices required or permitted under this Agreement or required by Law shall be effective only if in writing and delivered: (i) personally, (ii) by registered mail, postage prepaid, return receipt requested, (iii) by receipted prepaid courier; (v) by any electronic mail, to the relevant address or number listed below (or to such other address or number as a Party shall hereafter provide by notice to the other Parties). Notices shall be deemed effective when received by the Party to whom notice is required to be given.

If to ALPS:

ALPS Distributors, Inc.

1290 Broadway, Suite 1000

Denver, CO 80203

Attention: General Counsel

E-mail: notices@sscinc.com

If to the Sponsor:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, New York 10282

Attention: Michael Crinieri

Tel:        +1 (212) 357-7445

E-mail:  michael.crinieri@gs.com

13.	Miscellaneous

13.1.    Amendment; Modification. This Agreement may not be amended or modified except in writing signed by an authorized representative of each Party. No ALPS Associate has authority to bind ALPS in any way to any oral covenant, promise, representation or warranty concerning this Agreement, the Services or otherwise.

13.2.    Assignment. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either Party, in whole or in part, whether directly or by operation of Law, without the prior written consent of the other Party, which consent shall not be unreasonably denied, delayed or conditioned; provided that either Party may assign or otherwise transfer this Agreement: (i) to a successor in the event of a change in control of such Party, (ii) to an Affiliate or (iii) in connection with an assignment or other transfer of all or substantially all of such Party’s business; provided further that each such assignee or transferee confirms to the non-transferring Party prior to such transfer that upon the occurrence of such transfer each of the representations and warranties set forth in Section 7 (other than those representations and warranties which are only applicable to the non-transferring Party) are true and correct as to such assignee or transferee. Any attempted delegation, transfer or assignment prohibited by this Agreement shall be null and void. If ALPS assigns or otherwise transfers this Agreement pursuant to the first proviso to the first sentence of this Section 13.2 to a third-party other than an Affiliate without the Sponsor’s prior written consent, the Sponsor may terminate this Agreement by written notice to ALPS within 90 days of receiving notice of such assignment or transfer, subject to ALPS’s right within 30 calendar days of such notice to rescind such assignment or transfer.

13.3.    Choice of Law; Choice of Forum. This Agreement shall be interpreted in accordance with and governed by the Law of the State of New York. The courts of the State of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to settle any Claim. Each Party submits to the exclusive jurisdiction of such courts and waives to the fullest extent permitted by Law all rights to a trial by jury.

13.4.    Counterparts; Signatures. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and shall be binding to the same extent as if original signatures were exchanged.

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13.5.    Entire Agreement. This Agreement (including any schedules, attachments, amendments and addenda hereto) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto. This Agreement sets out the entire liability of ALPS Associates related to the Services and the subject matter of this Agreement, and no ALPS Associate shall have any liability to the Trust, Sponsor or any other Person for, and the Sponsor hereby waives to the fullest extent permitted by applicable law recourse under, tort, misrepresentation or any other legal theory.

13.6.    Business Interruption Plan; Force Majeure.

(a)    ALPS shall maintain in effect a commercially reasonable business interruption plan. In the event of equipment failures, ALPS shall, at no additional expense to the Sponsor, take commercially reasonable steps to minimize service interruptions.

(b)    So long as ALPS is in compliance with Section 13.6(a), ALPS will not be responsible for any Losses of property in ALPS Associates’ possession or for any failure to fulfill its duties or obligations hereunder if such Loss or failure is caused, directly or indirectly, by war, terrorist or analogous action, the act of any Government Authority or other authority, riot, civil commotion, rebellion, storm, accident, fire, lockout, strike, power failure, computer error or failure, delay or breakdown in communications or electronic transmission systems, pandemics or epidemics, or other analogous events. ALPS shall use commercially reasonable efforts to minimize the effects on the Services of any such event.

13.7.    Non-Exclusivity. The duties and obligations of ALPS hereunder shall not preclude ALPS from providing services of a comparable or different nature to any other Person. The Sponsor understands that ALPS may have relationships with Data Suppliers and providers of technology, data or other services to the Trust and Sponsor and ALPS may receive economic or other benefits in connection with the Services provided hereunder.

13.8.    No Partnership. Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership or joint venture of any kind between or among any of the Parties.

13.9.    No Solicitation. During the term of this Agreement and for a period of 12 months thereafter, each Party will not directly or indirectly solicit the services of, or otherwise attempt to employ or engage any employee of the other Party or its Affiliates who has been materially involved in the provision, or receipt and consumption, of the Services without the consent of the other Party; provided, however, that the foregoing shall not prevent a Party from soliciting employees through general advertising not targeted specifically at any or all ALPS Associates’ or Sponsor’s employees. If the Sponsor employs or engages any ALPS Associate who has been materially involved in the provision of the Services during the term of this Agreement or the period of 12 months thereafter, the Sponsor shall pay for any fees and expenses (including recruiters’ fees) incurred by ALPS or its Affiliates in hiring replacement personnel as well as any other remedies available to ALPS. For purposes of this Section 13.9., references to the “Sponsor” and the obligations and restrictions hereunder shall only apply to the ETF Product Development team within GSAM.

13.10.    No Warranties. Except as expressly listed herein, ALPS and each Data Supplier make no warranties, whether express, implied, contractual or statutory with respect to the Services or Market Data. ALPS disclaims all implied warranties of merchantability and fitness for a particular purpose with respect to the Services. All warranties, conditions and other terms implied by Law are, to the fullest extent permitted by Law, excluded from this Agreement.

13.11.    Severance. If any provision (or part thereof) of this Agreement is or becomes invalid, illegal or unenforceable, the provision shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not practical, the relevant provision shall be deemed deleted. Any such modification or deletion of a provision shall not affect the validity, legality and enforceability of the rest of this Agreement. If a Party gives notice to another Party of the possibility that any provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate to amend such provision so that, as amended, it is valid, legal and enforceable and achieves the intended commercial result of the original provision.

13.12.    Testimony. If ALPS is required by a third party subpoena or otherwise, to produce documents, testify or provide other evidence regarding the Services or this Agreement in any Action to which the Trust or Sponsor is a party or otherwise related to the Trust or Sponsor (other than an Action between ALPS and the Sponsor), the Sponsor shall reimburse ALPS for all costs and expenses, including the time of its professional staff at ALPS’s standard rates and the cost of legal representation, that ALPS reasonably incurs in connection therewith.

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13.13.    Third Party Beneficiaries. This Agreement is entered into for the sole and exclusive benefit of the Parties and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any other Person except as set forth with respect to ALPS Associates and Data Suppliers.

13.14.    Waiver. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No exercise (or partial exercise) of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

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This Agreement has been entered into by the Parties as of the Effective Date.

ALPS DISTRIBUTORS, INC.		GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	/s/ Bradley J. Swenson	By:	/s/ Michael Crinieri

Name:	Bradley J. Swenson	Name:	Michael Crinieri

Title:	Director, President & Chief Operating Officer	Title:	Managing Director

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Schedule A

Services

A.	General

1.	Any references to Law shall be construed to the Law as amended to the date of the effectiveness of the applicable provision referencing the Law.

B.	Services to be Provided

1.

The following Services will be performed by ALPS under this Agreement and, as applicable, are contingent on the performance by the Sponsor of its duties and obligations otherwise contained in this Agreement.

Distribution Marketing Services

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Provide investment company advertising and sales literature review and approval (see “Advertising and Sales Literature Review” below); record maintenance of online submissions, review and approval, and real-time status updates through SS&C Advertising Review Portal

•	File required materials with FINRA

•	Provide advertising regulatory and disclosure guidance

•	ETP Order Processing Oversight

•	Intermediary/Authorized Participant Services

•	Due Diligence and Oversight Services

•	Facilitate document delivery and communicate announcements

•	Authorized Participant Agreement Retention – Online access provided via the Client Portal

Client Portal

•	Document Management/Sharing

•	Initiate requests or provide feedback

•	Retrieval of current and historical reports stored for retention periods defined by SEC/FINRA/IRS regulations

•	Printed material fulfillment requests (i.e., prospectuses, annual reports, applications)

Advertising and Sales Literature Review

•	ALPS shall provide review of broker-dealer related advertising and sales literature pieces (“marketing pieces”) submitted to ALPS by Sponsor, as well as certain related consultative services.

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ALPS’ services are based on the understanding that Sponsor will utilize current systems and expertise owned by ALPS, specifically the AdLit Advertising Review System (“AdLit”), and that ALPS will base its reviews on: (i) the guidelines contained within ALPS’ Sales and Advertising Guide and ALPS’ Written Supervisory Procedures; (ii) rules and guidance issued by FINRA and the SEC related to communications with the public and/or communications to institutional investors, as those terms are defined in FINRA Rules 2210 and 2211 and in various other FINRA and SEC rules and interpretive material; and (iii) ALPS’ submission guidelines with respect to the use of trademarked and/or copyright materials, to the extent applicable. All material submitted to ALPS will be provided by ALPS to Sponsor with comments or approval no later than three business days after receipt in AdLit.

•	Each marketing piece submitted to ALPS for review will be subject to the following process:

•	Each piece will undergo review at ALPS by a FINRA-licensed registered principal possessing the required expertise and appropriate license to review the marketing piece submitted to ALPS;

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ALPS’ comments shall consist of (i) recommendations for changes that, in the opinion of the ALPS reviewer, will be consistent with the guidelines specified by ALPS above, or (ii) in the form of an acknowledgement that the submitted material is consistent with such guidelines with no additional changes. In the event of the latter, the item will be approved by the registered principal and filed with the applicable regulatory body if necessary.

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•	ALPS will provide system training and ongoing consulting with respect to advertising review guidelines and rules for each marketing piece submitted via the process described herein.

•	ALPS will make all required FINRA filings of marketing materials which have been approved by ALPS.

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If Sponsor wishes ALPS to perform an expedited review of marketing pieces within one business day of ALPS’ receipt of such marketing pieces, the expedited review will be performed subject to and in accordance with the following:

•	A charge of $250 will apply to each request for expedited review, in addition to FINRA billing costs.

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The marketing piece must be 30 pages or less in actual length in order to be considered for expedited review. Web pages and other marketing pieces over 30 pages require a more in-depth review; therefore, ALPS cannot guarantee a one business day review for these items.

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The marketing piece must be submitted via ALPS’ AdLit system by no later than 3:00 P.M. Mountain Time (2:00 P.M. PT/5:00 P.M. ET). This will ensure that ALPS has a full one business day to review and provide Sponsor with comments.

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Sponsor must check the box on the AdLit coversheet whereby Sponsor requests and accepts the terms and fee(s) associated with expedited review in order to ensure that ALPS is notified of the expedited request.

ALPS cannot guarantee that a marketing piece will be APPROVED within one business day of being received via AdLit. ALPS will review and submit comments to Sponsor within this timeframe. If ALPS fails to provide Sponsor with comments within one business day, the $250 expedited review charge will not apply.

C.	Additional Terms Applicable to the Services

D.	Miscellaneous

1.	Notwithstanding anything to the contrary in this Agreement, ALPS:

(i)	Does not maintain custody of any cash, securities, Shares or Baskets.

(ii)	Does not have the ability to authorize or approve any secondary market transactions with respect to the Shares.

(iii)	Does not have the authority to enter into contracts on behalf of the Trust or Sponsor.

(iv)	Does not perform any management functions or make any management decisions with regard to the operation of the Trust.

(v)	Is not the Trust’s tax or legal advisor and does not provide any tax or legal advice.

(vi)	Is not obligated to perform any additional or materially different services due to changes in Law unless otherwise agreed upon in writing by the Parties.

2.

If ALPS allows the Sponsor or its agents and representatives (“Users”) to (i) receive information and reports from ALPS and/or (ii) issue instructions to ALPS via web portals or other similar electronic mechanisms hosted or maintained by ALPS or its agents (“Web Portals”):

(i)

Access to and use of Web Portals by Users shall be subject to the proper use by Users of usernames, passwords and other credentials issued by ALPS (“User Credentials”) and to the additional terms of use that are noticed to Users on such Web Portals. The Sponsor shall be solely responsible for the results of any unauthorized use, misuse or loss of User Credentials by their authorized Users and for compliance by such Users with the terms of use noticed to Users with respect to Web Portals, and shall notify ALPS promptly upon discovering any such unauthorized use, misuse or loss of User Credentials or breach by the Sponsor or its authorized Users of such terms of use. Any change in the status or authority of an authorized User communicated by the Sponsor shall not be effective until ALPS has confirmed receipt and execution of such change.

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(ii)

ALPS grants to the Sponsor a limited, non-exclusive, non-transferable, non-sublicenseable right during the term of this Agreement to access Web Portals solely for the purpose of accessing Client Data and, if applicable, issue instructions. The Sponsor will ensure that any use of access to any Web Portal is in accordance with ALPS’s terms of use, as noticed to the Users from time to time. This license does not include: (i) any right to access any data other than Client Data; or (ii) any license to any software.

(iii)

The Sponsor will not (A) permit any third party to access or use the Web Portals through any time-sharing service, service bureau, network, consortium, or other means; (B) rent, lease, sell, sublicense, assign, or otherwise transfer its rights under the limited license granted above to any third party, whether by operation of law or otherwise; (C) decompile, disassemble, reverse engineer, or attempt to reconstruct or discover any source code or underlying ideas or algorithms associated with the Web Portals by any means; (D) attempt to modify or alter the Web Portal in any manner; or (E) create derivative works based on the web portal. The Sponsor will not remove (or allow to be removed) any proprietary rights notices or disclaimers from the Web Portal or any reports derived therefrom.

(iv)	ALPS reserves all rights in ALPS systems and in the software that are not expressly granted to the Sponsor hereunder.

(v)	ALPS may discontinue or suspend the availability of any Web Portals at any time without prior notice; ALPS will endeavor to notify the Sponsor as soon as reasonably practicable of such action.

3.

ALPS shall provide reasonable assistance to responding to due diligence and analogous requests for information from Authorized Participants (or others representing them); provided, that ALPS may elect to provide these services only upon the Sponsor’s agreement in writing to separate fees in the event responding to such requests becomes, in ALPS’s sole discretion, excessive.

4.	Reports and information shall be deemed provided to the Sponsor if they are made available to the Sponsor online through ALPS’s Web Portal.

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Schedule B

Fees and Expenses

1.	Fees

(a)	Assumptions

The Parties have agreed to the fees based on the assumptions set forth in the proposal dated May 4, 2020. For the avoidance of any doubt, the fees, including any annual fees apply irrespective of whether any of the assumptions have been met; provided, however increases in complexity of the assumptions may result in additional charges.

(b)	Marketing Agent Services

All fees will be calculated daily and billed monthly by ALPS. The fees to be paid to ALPS by the Sponsor shall be as follows:

Annual Fees*:

•	$8,715 per Fund issued by the Trust; plus

•	1/10 basis point of the Trust’s aggregate annual net assets.

Custom Reporting Fee*, if requested by the Sponsor:

•	$10,000 annual fee.

*Cost of Living Adjustment: Beginning on the first anniversary date of this Agreement and on each year thereafter, the annual fees will incur an annual cost of living increase based on any increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Denver-Aurora-Lakewood area, as published biannually by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such index is terminated, any successor or substitute index, appropriately adjusted, acceptable to all Parties.

Associated Expenses: Sponsor shall reimburse ALPS for all reasonable associated expenses, including but not limited to: travel expenses to Board meetings and on-site reviews, FINRA advertising/filing fees (including additional fees for expedited reviews as set forth herein); fulfillment costs; and other reasonable out-of-pocket expenses incurred by ALPS in connection with the performance of its duties under this Agreement.

2.	Fees for Additional Services; Expenses

Except to the extent Services are listed in Schedule A and fixed fees are provided above, fees for conversion, setup and implementation, data extracts, development work, customized reports and other services not listed in this Agreement will be billed at ALPS’s standard rates, currently $250 per hour. Fees for reviews of Client Data maintained by ALPS by Government Authorities in connection with those authorities’ oversight or regulation of the Trust or otherwise not caused by ALPS also will be billed at ALPS’ standard rates if applicable.

For any work to be billed at ALPS’s standard rates, estimates will be provided to the Sponsor prior to work being started.

3.	Due Diligence

ALPS will conduct due diligence on the Sponsor, the Trust, and any product issued thereunder, and any of their respective trustees, officers, agents and service providers, as required to comply with any laws or regulations. ALPS may terminate the Agreement within 30 days of receipt of the results of the due diligence if ALPS, in its sole discretion, determines that it is inadvisable for ALPS to provide the Services under the Agreement.

4.	Payment and Fee Changes

Payment shall be made to ALPS or its Affiliates by wire transfer or at the address on the fee statement or invoice or at such other address as ALPS may specify. Unless otherwise stated, fees are billed monthly in advance and are due and payable in advance on the first day of each calendar month. Bills for expenses are due and payable upon receipt of ALPS’s invoice. Payment for fees and expenses may be made automatically by auto-debit to the account designated by the Sponsor upon the Sponsor’s approval of the applicable invoice.

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A late payment charge of 1% per month, or the maximum rate allowed by Law, whichever is less, will be added to all amounts due under this Agreement if they are not paid within 30 days of the due date. If an invoice turned over for collection, the Sponsor shall pay all of ALPS’s collection costs, including attorney’s fees. ALPS reserves the right, in its sole discretion to discontinue all Services upon 10 days’ written notice to the Sponsor without any liability to the Sponsor, or any other Person if an invoice is more than 30 days past due on any amounts owed to ALPS under this Agreement.

The Sponsor is responsible for payment for all billed and unbilled fees through the date of termination of this Agreement. ALPS shall have the right to withhold Services, documentation and records until such amounts have been paid.

The Sponsor shall reimburse ALPS for any applicable sales, use, property or other taxes and customs duties paid or payable by ALPS in connection with the Services or property (such as Market Data) delivered in connection with this Agreement. The Sponsor shall have no liability for any taxes based upon the net income of ALPS. All taxes owed by the Sponsor hereunder shall become due and payable when billed by ALPS to the Sponsor, or when assessed, levied or billed by the appropriate tax authority, even if such billing occurs subsequent to termination of this Agreement. When ALPS’s contracting entity is a U.S. corporation, the Sponsor shall recognize ALPS as such for purposes of any government and double taxation convention.

All amounts payable to ALPS hereunder are payable in United States dollars.

ALPS reserves the right to review and increase its fees upon the prior approval of the Sponsor. If ALPS proposes a fee amendment, the amendment will become effective as agreed in writing between the Parties. If no agreement is reached within 15 days of ALPS’s proposal, ALPS may terminate this Agreement upon 90 days written notice to the Sponsor. Such termination is effective at the end of the next calendar quarter ending not less than 90 days following the date of the termination notice.

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